SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) November 11, 2002





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                        4250 Buckingham Dr. #100
                       Colorado Springs, Colorado               80907
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     Simtek Corporation released the following press release dated November 11, 2002, titled "Simtek Announces Third Quarter 2002 Financial Results":

                       SIMTEK ANNOUNCES THIRD QUARTER 2002
                                FINANCIAL RESULTS


COLORADO  SPRINGS,  Colorado - November 11, 2002 - Simtek  Corporation  (OTC BB:
SRAM), provider of high performance nonvolatile memory and logic integrated circuits, announced financial results for the third quarter ending September 30, 2002.

The Company posted net revenue of $10,671,000 for the first nine months of 2002 compared to $13,170,000 for the same period of 2001. The Company posted net revenue of $3,147,000 for the third quarter 2002 compared to $4,106,000 for the same period of 2001.

Net losses for the the first nine months of 2002 were $710,214 compared to $980,819 for the same period in 2001. Net losses for the third quarter 2002 were $42,846, compared to a loss of $419,130 in the same quarter of 2001.

Third quarter net losses decreased by $376,284 over 2001 despite an increase in spending of $335,884 for design, research and development compared to the same period in 2001. For the first nine months of 2002, the Company decreased net losses by $270,605 despite increased spending of $1,199,860 for design, research and development compared to the same period in 2001. The increased spending in design, research and development is being used to develop new memory products and technology scheduled for new product shipments starting in 2003.

"Simtek reported a five thousand dollar operating profit for the quarter, primarily due to improved margins from product sales. Even with reduced revenue, the product mix included more high value industrial and military products than we've experienced lately. This, along with production cost reductions, gave us the best bottom line results we've seen in almost two years" stated Douglas Mitchell, Simtek's president and CEO.

Mitchell continued, "The market is starting to show a modest increase in demand, with production starting to ramp up in systems that have been in development for six to nine months. Equipment OEMs have spent considerable time and energy shifting production to off-shore subcontractors, which may have delayed the ramps, but will ultimately produce more efficient results. We expect to see continued volume increases over the next six to nine months for these programs and are planning production in anticipation of an overall market recovery towards the middle of next year. Many of these programs are using the new 3 volt 256 Kbit products and a broad range of customers are showing very strong interest in our 1 Mbit development, which is progressing nicely."


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


FINANCIAL RESULTS

                                                                     Three Months Ended                      Nine Months Ended
                                                                        September 30,                          September 30,
                                                                   2002              2001                  2002             2001
                                                                   ----              ----                  ----             ----
NET SALES..................................................   $  3,146,887      $  4,105,613          $ 10,670,620     $ 13,170,094

     Cost of  sales........................................      1,620,408         2,931,461             6,237,559        9,085,025
                                                              ----------------------------------------------------------------------

GROSS MARGIN...............................................      1,526,479         1,174,152             4,433,061        4,085,069

OPERATING EXPENSES:
     Design, research and development......................        980,108           644,224             3,250,226        2,050,366
     Administrative........................................        188,304           290,195               581,700        1,064,552
     Marketing.............................................        353,000           450,292             1,258,517        1,270,833
     Investor relations....................................              -           214,833                     -          730,433
                                                              ----------------------------------------------------------------------

         Total Operating Expenses..........................      1,521,412         1,599,544             5,090,443        5,116,184

NET INCOME (LOSS) FROM OPERATIONS..........................          5,067          (425,392)             (657,382)      (1,031,115)
                                                              ----------------------------------------------------------------------

OTHER INCOME (EXPENSE):
     Interest income.......................................         16,443            11,531                31,051           70,193
     Interest expense......................................        (64,332)           (4,387)              (83,317)         (16,952)
     Other income (expense), net...........................            (24)             (882)                 (566)           1,686
                                                              ----------------------------------------------------------------------

         Total other income (expense)......................        (47,913)            6,262               (52,832)          54,927
                                                              ----------------------------------------------------------------------
EQUITY IN LOSSES OF QDA AND WRITE-OFF
     OF RELATED ADVANCE ...................................              -                 -                     -           (4,631)
                                                              ----------------------------------------------------------------------

NET LOSS BEFORE TAXES......................................        (42,846)         (419,130)             (710,214)        (980,819)

     Provision for income taxes............................              -                 -                     -                -
                                                              ----------------------------------------------------------------------

NET LOSS .................................................    $    (42,846)     $   (419,130)         $   (710,214)    $   (980,819)
                                                              ======================================================================

NET LOSS PER COMMON SHARE:
     Basic and diluted EPS.................................   $          *      $       (.01)         $       (.01)    $       (.02)
                                                              ======================================================================

WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING:
     Basic and diluted.....................................     54,203,686        53,701,538            54,144,625       53,679,465

* Less Than $.01 per share


Simtek Corporation delivers fast re-programmable nonvolatile semiconductor memories and cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.


Forward-Looking Statements

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                        SIMTEK CORPORATION




November 11, 2002                        By: /s/Douglas Mitchell
                                            ------------------------------------
                                            DOUGLAS MITCHELL
                                            Chief Executive Officer, President
                                            and Chief Financial Officer (acting)






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